================================================================================

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                         MARCH 26, 2003 (MARCH 26, 2003)

                             CONEXANT SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



            DELAWARE                        000-24923                      25-1799439
  (State or Other Jurisdiction             (Commission                  (I.R.S. Employer
       of Incorporation)                  File Number)                 Identification No.)

                               4311 JAMBOREE ROAD

                      NEWPORT BEACH, CALIFORNIA 92660-3095
               (Address of principal executive offices) (Zip code)

                                 (949) 483-4600
              (Registrant's telephone number, including area code)


================================================================================

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

Effect of Adoption of Statement of Financial Accounting Standards No. 142

        The Company adopted Statement of Financial Accounting Standards No. 142 (SFAS 142), "Goodwill and Other Intangible Assets", as of the beginning of fiscal 2003. In March 2003, the Company completed the required transition impairment test of all of its goodwill (as of the beginning of fiscal 2003) and determined that the carrying value of the goodwill in its Mindspeed Technologies segment exceeded its fair value by $573.2 million. As required by SFAS 142, the Company's consolidated financial statements for the six months ended March 31, 2003 will include a first quarter impairment charge of $573.2 million--recorded as the cumulative effect of a change in accounting principle--to write down the carrying value of goodwill to estimated fair value.

Asset Impairment Charge

        In January 2003, the Company decided to close Mindspeed's HotRail design center and to curtail investment in selected associated products. As a result, the Company determined that the value of the identified intangible assets associated with the HotRail business was impaired. The Company will record an impairment charge of approximately $19 million in the second quarter of fiscal 2003 to write down the carrying value of these identified intangible assets to fair value.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CONEXANT SYSTEMS, INC.
                                              (Registrant)


                                        By /s/ Dennis E. O'Reilly
                                           -------------------------------------
                                           Dennis E. O'Reilly
                                           Senior Vice President,
                                           General Counsel and Secretary



Date: March 26, 2003